(Exhibit 10.37)


HENRY SCHIFFER, CPA
AN ACCOUNTANCY CORPORATION
315 S. Beverly Drive, Suite 211
Beverly Hills, CA 90212
Telephone (310) 826-6830
Facsimile: (310) 286-6840


March 24, 2004

United States Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC 20549

Re:     Xynergy Corporation

Ladies and Gentlemen:

The undersigned Henry Schiffer, CPA An Accountancy Corporation previously acted as independent accountants to audit the financial statements of Xynergy Corporation. We are no longer acting as independent accountants to the Company.

This letter will confirm that we have reviewed Item 4 of the Company's Form 8-K, dated May 1, 2003 captioned "Changes in Registrant's Certifying Accountant" and that we agree with the statements made therein as they relate to us.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.


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Sincerely,

/s/

Henry Schiffer, CPA

HS/kpe